Exhibit (23)(p)(2)(j)
                            LEE FINANCIAL GROUP
                        FIRST PACIFIC SECURITIES, INC.
                             CODE OF ETHICS

                              ATTACHMENT A
                      Effective:  February 1, 2005
                       Amended:  December 30, 2006

List of Access Persons
Andrea Chan - Wealth Manager
Summer Chun - Administrator
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Travis Kikuchi - Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO
Costas Theocharidis - Senior Wealth Manager

List of Investment Personnel
Andrea Chan - Wealth Manager
Summer Chun- Administrator
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Travis Kikuchi - Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, CCO, CFO
Costas Theocharidis - Senior Wealth Manager




Review Officer
Nora Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director